SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 18, 2003




                          POWERWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                     000-21507                11-2723423
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                            1801 E. St. Andrew Place
                               Santa Ana, CA 92705
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (714) 466-1000

        Former name or former address, if changed since last report: N/A

ITem 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


     On July 18, 2003, Powerwave Technologies, Inc. (the "Company") announced that it closed a private placement of $130 million aggregate principal amount of 5-year convertible subordinated notes (which amount does not give effect to an option granted to the initial purchaser to acquire an additional $20 million in principal amount of the notes.) The notes are due in 2008, have a 1.25% interest rate and are not callable for the first four years. The notes are convertible into common stock of the Company at a conversion price of $10.49 per share. The Company used $25 million of the net proceeds from the offering to fund the purchase of 3,144,654 shares of its common stock simultaneously with the issuance of the notes. The Company received net cash proceeds of approximately $101 million after deduction of the amount used for the stock repurchase and placement fees.


     A copy of the press release announcing the closing of the Company's note offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.



Item 7.    Financial Statements and Exhibits

(c)      Exhibits

     The following exhibit is furnished as part of this report:



Exhibit Number        Description
------------------------------------------------------------
     99.1             Press release dated July 18, 2003.





                                   Signatures




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:            July 21, 2003                POWERWAVE TECHNOLOGIES, INC
           --------------------------

                                              By:   /s/ KEVIN T. MICHAELS
                                                  ------------------------------
                                                  Kevin T. Michaels
                                                  Senior Vice President, Finance
                                                  and Chief Financial Officer

                                  EXHIBIT INDEX



     Exhibit Number              Description
     --------------              -----------

     99.1 Press release of Powerwave Technologies, Inc, dated July 18, 2003.